As filed with the Securities and Exchange Commission on June 26,
2002

                                   Registration No._____________

_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.   20549

                           FORM   S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933


                STANDEX INTERNATIONAL CORPORATION
    (Exact name of issuer as specified in its Certificate of
                         Incorporation)


         Delaware                        31-0596149
 (State of Incorporation)   (I.R.S. Employer Identification No.)


6 MANOR PARKWAY, SALEM, NEW HAMPSHIRE               03079
(Address of principal executive offices)        (Zip Code)


               THE STANDEX RETIREMENT SAVINGS PLAN
                      (Full Title of Plan)


                        Deborah A. Rosen
              c/o Standex International Corporation
                         6 Manor Parkway
                  Salem, New Hampshire   03079
             (Name and Address of agent for service)

                          603-893-9701
  (Telephone Number, including area code, of agent for service)


                 Calculation of Registration Fee



_______________________________________________________________________________

                                       Proposed    Proposed
Title of                               Maximum     Maximum
Securities                             Offering    Aggregate     Amount of
to be               Amount to be       Price Per   Offering      Registration
Registered          Registered (1)     Share       Price (2)     Fee
Common Stock        32,193             $24.85      $800,000      $74
par value
$1.50 per share

NOTES:   1.  In addition, pursuant to Rule 416(c) under the
             Securities Act of 1933, as amended, (the
             "Securities Act") this registration statement also
             covers an indeterminate amount of interests to be
             offered or sold pursuant to the employee benefit
             plan described herein.

             2. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act upon the basis of the average of the high and low sale price of the Company's Common Stock, par value $1.50 per share
             (the "Common Stock") as reported on the New York
             Stock Exchange on June 26, 2002.

                            PART II.

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

     On July 17, 2000, Standex International Corporation (the

"Company") filed with the Securities and Exchange Commission (the

"Commission") a Registration Statement on Form S-8 (Registration

No. 333-41534)  (the "Prior Registration Statement") relating to shares of the Company's Common Stock to be issued pursuant to the

Standex Retirement Savings Plan (the "Plan"), as amended, and the

Prior Registration Statement is currently effective.  On July 3,

2001, the Company filed a Registration Statement (Registration

No. 333-64466) relating to the same class of securities as those to which the Prior Registration Statement relates.  The contents of the Prior Registration Statement are incorporated herein by reference and are updated as provided below.

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission are incorporated in this Registration Statement by reference:

     (1)  The Company's Annual Report on Form 10K for the year ended

June 30, 2001, filed pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")

or the latest prospectus filed pursuant to Rule 424(b) under the

Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (2)  All other reports filed pursuant to Section 13(a), or 15(d)

of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3)  The description of the Common Stock contained in the

Registration of Securities on Form 8-B dated June 12, 1975,

including any amendment or report filed for the purpose of

updating such description.



All documents filed by the Company pursuant to Section 13(a),

13(c) 14 and 15(d) of the Exchange Act after the date of this

Registration Statement and prior to the filing of a post-

effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated in this

Registration Statement by reference and shall be deemed a part hereof from the date of filing of such documents.  In lieu of an opinion of counsel concerning compliance with the requirements of

ERISA or an Internal Revenue Service (the "IRS") determination letter that the Plan is qualified under Section 401 of the

Internal Revenue Code, the Company undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be decreed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein

modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration

Statement.



ITEM 8.   EXHIBITS.

     The following exhibits are filed (except where otherwise

indicated) as part of this Registration Statement.

       23.  Consent of Deloitte & Touche LLP, Independent Auditors.

       24.  Powers of Attorney from John Bolten, Jr., David R. Crichton,

            Roger L. Fix, William R. Fenoglio, Walter F. Greeley, Daniel B.

            Hogan, Thomas L. King, C. Kevin Landry, H. Nicholas Muller, III,

            and Deborah A. Rosen.



SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933,

the Registrant certifies that it has reasonable grounds to

believe that it meets all of the requirements for filing on Form

S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Salem, County of Rockingham and the State of New

Hampshire, on the 26th day of June, 2002.

                           STANDEX INTERNATIONAL CORPORATION

                               /s/  Edward J. Trainor
                           By:
                           ___________________________________
                               Edward J. Trainor, Chairman/CEO



    Pursuant to the requirements of the Securities Act of 1933,

this Registration Statement has been signed below by the

following persons in the capacities and on the date indicated.


Date            Signature               Title

                /s/Edward J. Trainor
June 26, 2002   ______________________  Chairman/CEO
                Edward J. Trainor

                /s/Christian Storch
June 26, 2002   ______________________  Vice President/CFO
                Christian Storch

               /s/Robert R.Kettinger
June 26, 2002   ______________________  Corporate Controller
                Robert R. Kettinger

    Edward J. Trainor has signed below on June 26, 2002 as

attorney-in-fact for the following Directors of the Registrant:



    John Bolten, Jr.                      Daniel B. Hogan

    David R. Crichton                     Thomas L. King

    William R. Fenoglio                   C. Kevin Landry

    Roger L. Fix                          H. Nicholas Muller, iII

    Walter F. Greeley                     Deborah A. Rosen



                              /s/  Edward J. Trainor
                              _______________________________
                              Edward J. Trainor



                          EXHIBIT INDEX


                                                  SEQUENTIAL
EXHIBIT                                              PAGE NO.


23.  Consent of Deloitte & Touche LLP, Independent Auditors.

24.  Powers of Attorney from:  John Bolten, Jr., David R.
     Crichton, William R. Fenoglio, Roger L. Fix, Walter F. Greeley, Daniel B. Hogan, Thomas L. King, C. Kevin Landry, H. Nicholas Muller, III, and Deborah A. Rosen.